EXHIBIT 21.1
                                  SUBSIDIARIES


The following is a list of subsidiaries of the Company as of March 15, 1998


Name                                                     Place of  Organization
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Subsidiaries of Micro Warehouse, Inc. (Delaware):
Micro Warehouse Inc. of New Jersey                             United States
Micro Warehouse Inc. of Ohio                                   United States
Micro Warehouse Canada Limited                                 Canada
Inmac SA de CV                                                 Mexico
Benton Sistemas SA de CV                                       Mexico
Micro Warehouse International, Inc.                            United States
Micro Warehouse Australia Pty. Ltd.                            Australia
Online Interactive Inc.                                        United States
Auto Register Inc.                                             United States
Micro Warehouse Switzerland AG                                 Switzerland
Innosoft SARL                                                  France
Kelar SARL                                                     France
Inmac Spa                                                      Italy
Micro Warehouse Holding BV                                     Netherlands
Computer Resources International Svenska AB                    Sweden
Subsidiaries of Micro Warehouse International Inc. :
Micro Warehouse Japan, KK                                      Japan

Subsidiaries of Micro Warehouse Holding BV :
TD SA                                                          France
Micro Warehouse SARL                                           France
Micro Warehouse BV                                             Netherlands
Inmac AB                                                       Sweden
Micro Warehouse (Deutschland) GmbH                             Germany
Micro Warehouse Ltd.                                           United Kingdom

Subsidiaries of Micro Warehouse Ltd.:
Inmac Ltd.                                                     United Kingdom
Micro Warehouse (1996) Ltd.                                    United Kingdom

Subsidiaries of Micro Warehouse (1996) Ltd.:
Technomatic Ltd.                                               United Kingdom

Subsidiaries of Inmac AB:
Micro Warehouse Sweden AB                                      Sweden

Subsidiaries of Micro Warehouse Sweden AB:
MacKatalogen AB                                                Sweden